ARTICLES OF AMENDMENT

STATUTS DE MODIFICATION

1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETIERS)

Denomination sociale actuelle de Ia societe (ecrire en LETTRES MAJUSCULES SEULEMENT):

E c 0 - s M A R T T E c H N 0 L 0 Gl E s L T D

2.	The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS)

Nouvelle denomination sociale de Ia societe (s'il y a lieu) (ecrire en LETIRES MAJUSCULES SEULEMENT):

E	c	0	-	s	H	I	F	T	p	0	w	E	R	c	0	R	p

3. Date of incorporation/amalgamation :

Date de Ia constitution ou de Ia fusion :

2008-05-15

(Year, Month, Day)

(annee, mois, jour)

4.	Complete only if there is a change in the number of directors or the minimum I maximum number of directors.

II faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a change.

Number of directors is/are: or minimum and maximum number of directors is/are:

Nombre d'administrateurs : ou nombres minimum et maximum d'administrateurs :

Number

Nombre

or minimum and maximum

ou minimum et maximum

5.	The articles of the corporation are amended as follows:

Les statuts de Ia societe sont modifies de Ia fat;on suivante :

To change the name from Eco-Smart Technologies Ltd. to Eco-Shift Power Corp.

6.	The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business

Corporations Act.

La modification a ete dOment autorisee conformement aux articles 168 et 170 (sefon fe cas) de fa Loi sur les societes par actions.

7.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires au fes administrateurs (sefon fe cas) de fa societe ant approuve fa resolution autorisant fa modification fe

2008-Sep-11

(Year, Month, Day)

(annee, mois, jour)

These articles are signed in duplicate.

Les presents statuts sont signes en double exempfaire.

 Eco-Smart Technologies Ltd.

(Name of Corporation) (If the name is to be changed by these articles set out current name)

(Denomination sociale de Ia societe) (Si /'on demande un changement de nom, indiquer ci-dessus Ia denomination sociale actuelle).

 By/

Par:

(Signature) (Signature) Gilbert Wood

President (Description of Office) (Fonction)

- -- ·- ..

Ontario Corporat ion Number

Numero de Ia societe en Ontario

2173078

This is to certify that these .artici.Eis:. .. Ceci certifie que les presents.statuta

Me ·effec;tive on

entrant en vigueur le

A'UGUST 1 5 AOOT, 200S

I D rectrice

Business Corporations Act I Loi sur les societes par actions

Form3 Business Corporations Act

Formule 3 Loi sur les societes par actions

ARTICLES OF AMENDMENT

STATUTS DE MOD/FICA TION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)

Denomination sociale actuelle de Ia societe (ecrire en LETTRES MAJUSCULES SEULEMENT):

H A L T 0 N R E G 10 N A L L I G H T I N G c 0 N s u

L T A N T s L T D

2.	The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)

Nouvelle denomination sociale de Ia societe (s'il y a lieu) (ecrire en LETTRES MAJUSCU LES SEULEMENT):

E	c	0	-	s	M	A	R	T	T	E	c	H	N	0	LO	Gl	E	s	L	T	D

3.	Date of incorporation/amalgamation:

Date de Ia constitution au de Ia fusion :

2008-05-15

(Year, Month, Day)

(annee, mois, jour)

4.	Complete only if there is a change in the number of directors or the minimum I maximum number of directors.

II taut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a change.

Number of directors is/are: or minimum and maximum number of directors is/are:

Nombre d'administrateurs : ou nombres minimum fi.t maximum d'administrateurs :

Number or minim m 2nd maximum

Nombre ou minimum et maximum

5.	The articles of the corporation are amended as follows:

Les statuts de Ia societe sont modifies de Ia far;;on suivante :

6.	The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

La modification a ete dument autorisee conformement aux articles 168 et 170 (seton /e cas) de Ia Loi sur les

societE s par actions.

7.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires ou /es administrateurs (seton /e cas) de Ia societe ant approuve Ia resolution autorisant Ia modification le

 2008-Aug-12

(Year, Month, Day)

(annee, mois, jour)

These articles are signed in duplicate.

Les presents statuts sont signes en double exemplaire.

 Halton Regional Lighting Consultants Ltd.

(Name of Corporation) (If the name is to be changed by these articles set out current name)

(Denomination sociale de Ia societe) (Si /'on demande un changement de nom, indiquer ci-dessus Ia denomination sociale actuelle}.

Gilbert Wood

(Signature) (Signature) Gilbert Wood

 President (Description of Office) (Fonction)

Request!D: 010334546 Demande n':

Transaction ID: 035471025

Transaction n': Category ID: CT Categorie:

Province of Ontario Province de !'Ontario

Ministry of Consumer and Business Services

Ministere des Services aux consommateurs et aux entreprises Companies and Personal Property Security Branch

Direction des compagnies et des sOretes mobilieres

Date Report Produced: Document produit le: Time Report Produced:

lmprime a:

2008/05/15

09:51:38

Certificate of Incorporation Certificat de constitution

This is to certify that Ceci certifie que

HALTON REGIONAL LIGHTING CONSULTANTS LTD.

Ontario Corporation No. Numero matricule de Ia personne morale en Ontario

002173078

is a corporation incorporated,

under the laws of the Province of Ontario.

est une societe constituee aux termes des lois de Ia province de !'Ontario.

These articles of incorporation are effective on

Les presents statuts constitutifs entrent en vigueur le

MAY 15 MAl, 2008

Director/Directrice

Business Corporations Act/Loi sur les societes par actions

Request ID I Demande n°

Numero de la compagnie en Ontario

10334546 2173078

 FORM 1 FORMULE NVMERO 1

BUSINESS CORPORATIONS ACT I LOI SUR LES SOCIETE PAR ACTIONS

ARTICLES OF INCORPORATION

STATUTS CONSTITUTIFS

1. The name of the corporation is:	Denomination sociale de la compagnie:

HALTON REGIONAL LIGHTING CONSULTANTS LTD.

2. The address of the registered office is:	Adresse du siege social:

125 MCGOVERN DRIVE Suite # UNIT 12

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)

(Rue et numero, ou numero de la R.R. et, s'il s'agit edifice a bureau, numero du bureau)

CAMBRIDGE

CANADA

(Name of Municipality or Post Office)

(Nom de la municipalite ou du bureau de poste)

ONTARIO N3H 4R7

(Postal Code/Code postal)

3. Number (or minimum and maximum number) of directors is:

MINIMUM 1

Nombre (ou nombres minimal et maximal) d'administrateurs:

MAXIMUM 10

4. The first director(s) is/are:	Premier(s) administrateur(s):

First name, initials and surname

Prenom, initiales et nom de famille

Resident Canadian

Resident Canadien

State Yes or No

Oui/Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code

Domicile elu, y compris la rue et le numero, le numero de la R.R., ou le nom de la municipalite et le code postal

*	GIB

WOOD

Yes

125 MCGOVERN DRIVE Suite UNIT 12 CAMBRIDGE ONTARIO

CANADA N3H 4R7

Request ID I Demande n°

Numero de la compagnie en Ontario

10334546 2173078

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la compagnie.

- N i l -

6.	The classes and any maximum number of shares that the corporation is authorized to issue:

Categories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisee a emettre:

An unlimited number of common shares.

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

DroitsF privilegesF restrictions et conditions, s'il y a lieuF rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions que peut etre emise en serie:

- N i l

Request ID I Demande n°

Numero de la compagnie en Ontario

10334546 2173078

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

1.  No share in the capital of the corporation shall be transferred without the express consent of the directors of the Corporation expressed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.

2.  The number of shareholders of the corporation, exclusive of persons who are in its employment and exclusive of persons, who having been formerly in the employment of the Corporation were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty (50), two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

3.	Any invitation to the public to subscribe for securities is prohibited.

Request ID I Demande n°

Numero de la compagnie en Ontario

10334546 2173078

9.	Other provisions, (if any, are): Autres dispositions, s'il y a lieu:

- N i 1 -

Request ID I Demande n°

Numero de la compagnie en Ontario

10334546 2173078

10.	The names and addresses of the incorporators are

Nom et adresse des fondateurs

First name, initials and last name or corporate name

Prenom, initiale et nom de famille ou denomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile elu, adresse du siege social au adresse de l'etablissernent principal, y compris la rue et le numero, le numero de la R.R., le nom de la municipalite et le code postal

*           GIB WOOD

125 MCGOVERN DRIVE Suite UNIT 12 CAMBRIDGE ONTARIO

CANADA N3H 4R7